Exhibit 24.1

POWER OF ATTORNEY

The undersigned Officers and Directors of Ionics, Incorporated hereby severally constitute Arthur L. Goldstein, Stephen Korn and each of them to sign for and in their names in the capacities indicated below, the Registration Statement on Form S-8 dated July 30, 2003, herewith filed with the Securities and Exchange Commission, and any and all amendments thereto, for the purpose of registering shares of Common Stock, par value $1.00 per share, of Ionics, Incorporated, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to said Registration Statement and any and all amendments to said Registration Statement.

Witness our hands and common seal on the dates set forth below.

 Signature                                 Title                  Date

Chairman of the Board and
/s/ Arthur L. Goldstein               and Director            July 30, 2003
-------------------------
Arthur L. Goldstein

/s/ Douglas R. Brown                    Director              July 30, 2003
------------------------
Douglas R. Brown

/s/ Stephen L. Brown                    Director              July 30, 2003
-------------------------
Stephen L. Brown

/s/ Kathleen F. Feldstein               Director              July 30, 2003
-------------------------
Kathleen F. Feldstein

/s/ William K. Reilly                   Director              July 30, 2003
-------------------------
William K. Reilly

/s/ John J. Shields                     Director              July 30, 2003
------------------------
John J. Shields

/s/ Daniel I. C. Wang                   Director              July 30, 2003
------------------------
Daniel I. C. Wang

/s/ Mark S. Wrighton                    Director              July 30, 2003
------------------------
Mark S. Wrighton

/s/ Allen S. Wyett                      Director              July 30, 2003
------------------------
Allen S. Wyett